UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
__________________

March 22, 2006

BSI2000, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-28287	88-0418749
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

12600 West Colfax Avenue, Suite B-410 Lakewood, Colorado	80215
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:	(303) 231-9095

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02.    Non-reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On March 22, 2006, the Board of Directors (the “Board”) of BSI2000, Inc., a Delaware corporation (the “Company” or “BSI”), after discussing such matters with the Company’s independent accountants and legal counsel, determined that certain financials statements previously filed by the Company should no longer be relied upon because of an error in such financial statements. The financial statements were part of the following reports filed by the Company: (i) the Company’s Form 10-KSB for the fiscal year ended December 31, 2004 (the “Form 10-KSB”), and (ii) the Forms 10-QSB for each of the fiscal quarters ended March 31, 2005, June 30, 2005 and September 30, 2005 (the “Form 10-QSBs”).

The Board determined that the above-referenced financial statements should no longer be relied upon because in such statements the Company had not properly accounted for embedded and freestanding derivative instruments associated with certain convertible debt instruments. Such issues were raised by the United States Securities and Exchange Commission (the “Commission”) in its comment letters issued to BSI on June 27, 2005, August 19, 2005, September 8, 2005, October 19, 2005, January 5, 2006 and March 22, 2006 (collectively, the “Comment Letters”).

As of the date hereof, the Company has re-evaluated these convertible debt instruments in accordance with SFAS No. 133 and EITF 00-19 in light of the issues raised by the Staff in the Comment. Based on this re-evaluation, BSI has concluded that there are freestanding and certain embedded derivative instruments that will require bifurcation and be accounted for as liabilities at fair value. As of the date hereof, the Company has not yet (a) completed its analysis of the issues raised by the Comment Letters; (b) filed a response to the Commission’s latest comment letter issued on March 22, 2005 (BSI intends to do so within the next five business days); nor (c) prepared an amended Form 10-KSB or amended Form 10-QSBs to reflect the proper treatment of such embedded derivative instruments. The Company anticipates that it will complete such analysis and file such amended Forms by no later than April 30, 2006.

Item 9.01. Financial Statements and Exhibits.

(a) Not applicable

(b)  Not applicable

(c)  Exhibits - None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 23, 2006	BSI2000, INC.

By: /s/ Jack Harper
Name: Jack Harper
Title: President